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Exhibit 21.1

HCP, Inc.
SUBSIDIARIES

Line of business: Acquiring, developing, leasing, disposing and managing of healthcare real estate.

Wholly Owned Subsidiaries Unless Otherwise Noted	Number of Omitted Subsidiaries	Organized Under Laws of
ARC Holland Real Estate Holdings, LLC (90%)	—	Delaware
ARC LaBarc Real Estate Holdings, LLC (90%)	—	Delaware
ARC Sun City Center Real Estate Holdings, LLC (90%)	—	Delaware
Fayetteville Health Associates Limited Partnership (97%)	—	Delaware
HCP AL of Florida, LLC	—	Delaware
HCP DR Alabama, LLC (76.3%)	—	Delaware
Pace MOB, LLC	—	Alabama
SHAC, LLC	—	Alabama
HCP DR California, LLC (73.95%)	—	Delaware
Pace MOB, LLC	—	Delaware
HCP Pleasant, LLC	—	Delaware
HCP DR MCD, LLC (32%)	—	Delaware
HCP MCD TRS, LLC	—	Delaware
HCP EGP, Inc.	1	Delaware
HCP GP/Colorado, LLC	1	Delaware
HCP GP/Florida, LLC	1	Delaware
HCP GP/Illinois, LLC	1	Delaware
HCP GP/Tennessee, LLC	1	Delaware
HCP GP/Texas, LLC	1	Delaware
HCP GT1 Illinois, LLC	—	Delaware
HCP GT1 Ohio, LLC	—	Delaware
HCP Life Science TRS, LLC	—	Delaware
HCP Life Science REIT, Inc.	51	Maryland
HCP Mezzanine Lender, LLC	1	Delaware
HCP MOP Member, LLC	100	Delaware
HCP TRS, Inc.	6	Delaware
HCP VPI Sorrento II, LLC (90%)	—	Delaware
HCPI/Colorado Springs Limited Partnership (97%)	—	Delaware
HCPI/Idaho Falls, LLC (94%)	—	Delaware
HCPI/Indiana, LLC (94.0541%)	—	Delaware
HCPI/Kansas Limited Partnership (97%)	—	Delaware
HCPI/Little Rock Limited Partnership (97%)	—	Delaware
HCPI/Sorrento, LLC (92.5%)	—	Delaware
HCPI/Tennessee, LLC (37.2111%)	10	Delaware
HCPI Trust	2	Maryland
HCPI/Utah, LLC (70.5%)	1	Delaware
HCPI/Utah II, LLC (66.1824%)	2	Delaware
Health Care Property Partners (77.0657%)	—	California
Louisiana-Two Associates, LLC (80%)	—	California
McKinney HCP, LP (99%)	—	Delaware
Ocean Acquisition 1, Inc.	209	Maryland
Ocean Acquisition 2, LLC	—	Florida
Perris-Cal Associates, LLC (80%)	—	California
Statesboro Associates, LLC (80%)	—	California
Texas HCP, Inc.	5	Maryland
Texas HCP Holding, LP (99%)	1	Delaware
Ft. Worth-Cal Associates, LLC (80%)	—	California
HCPI/San Antonio Limited Partnership (89.89%)	—	Delaware
Texas HCP Medical Office Buildings LP (99%)	—	Delaware
Vista Cal Associates, LLC (80%)	—	California
Wichita Health Associates Limited Partnership (97%)	—	Delaware

Unconsolidated Subsidiaries	Number of Omitted Subsidiaries	Organized Under Laws of
Arborwood Living Center, LLC (45%)	N/A	Michigan
Edgewood Assisted Living Center, LLC (45%).	N/A	Michigan
Greenleaf Living Center, LLC (45%)	N/A	Michigan
HCP Birmingham SPE Manager (85%)	N/A	Delaware
HCP Ventures II Member, LLC	N/A	Delaware
HCP HB2 Greenwich-East West Bay Olympia Fields, LLC (35%)	N/A	Delaware
HCP HB2 Waterside Retirement Estates, LLC (35%)	N/A	Delaware
HCP HB2 Carrington-Cherry Hills, LLC (35%)	N/A	Delaware
HCP HB2 Park at Golf Mill, LLC (35%)	N/A	Delaware
HCP HB2 Heritage Palmeras, LLC (35%)	N/A	Delaware
HCP HB2 Manor-Pointe Newport Place, LLC (35%)	N/A	Delaware
HCP HB2 Prosperity Oaks, LLC (35%)	N/A	Delaware
HCP HB2 Pinecrest Place, LLC (35%)	N/A	Delaware
HCP HB2 North Bay Manor, LLC (35%)	N/A	Delaware
HCP HB2 South Bay Manor, LLC (35%)	N/A	Delaware
HCP HB2 Emerald Bay Manor, LLC (35%)	N/A	Delaware
HCP HB2 Herons Run, LLC (35%)	N/A	Delaware
HCP HB2 Sakonnet Bay Manor (35%)	N/A	Delaware
HCP HB2 Park at Vernon Hills, LLC (35%)	N/A	Delaware
HCP HB3 Terrace Memorial City, LLC (35%)	N/A	Delaware
HCP HB3 Spring Shadows Place, LLC (35%)	N/A	Delaware
HCP HB3 Terrace West, LLC (35%)	N/A	Delaware
HCP HB3 Willowbrook, LLC (35%)	N/A	Delaware
HCP HB3 Clear Lake, LLC (35%)	N/A	Delaware
HCP HB3 First Colony, LLC (35%)	N/A	Delaware
HCP Ventures IV, LLC (20%)	N/A	Delaware
HCP Ventures III, LLC (30%)	N/A	Delaware
Seminole Shores Living Center, LLC (50%)	N/A	Michigan
Suburban Properties, LLC (66.665%)	N/A	Kentucky

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  Exhibit 21.1
HCP, Inc. SUBSIDIARIES